         I, MARCH FONG EU, Secretary of State of the State of California, hereby certify:

         That the annexed transcript has been compared with the record on file in this office, of which it purports to be a copy, and that same is full, true and correct.


                                            IN WITNESS WHEREOF, I execute this
                                            certificate and affix the Great
                                            Seal of the State of California
                                            this [September 10, 1985]



                                            /s/ March Fong Eu
                                            Secretary of State

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                          CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                                NEW AVALON, INC.


               Brian Murphy and Thomas Miserendino certify that:

                          CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                                NEW AVALON, INC.

         Brian Murphy and Thomas Miserendino certify that:

         1. They are the President and the Secretary, respectively of New Avalon, Inc.

         2. The Board of Directors of New Avalon, Inc., has approved the amendment of the Articles of Incorporation of said corporation to add the following as Article V:

                  "The corporation's issued shares shall be held of record by not more than five (5) persons. This corporation is a close corporation."

         3. The amendment has been approved by the required vote of the shareholders in accordance with Section 902 of the California Corporations Code. The corporation has only one class of shares. Each outstanding share is entitled to vote. The total number of shares issued and outstanding is 12,500 shares. The number of shares voting in favor of the amendment equaled the vote required. The amendment was approved by the affirmative vote of 12,500 shares.

         Each of the undersigned declares under penalty of perjury that the matters set forth in the following going certificate are true and correct of his own knowledge.


DATE:  August 27 , 1985                               /s/ Brian Murphy
                                                     -----------------------
                                                     BRIAN MURPHY



                                                      /s/ Thomas Miserendino
                                                     -----------------------
                                                     THOMAS MISERENDINO